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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                         RELIANCE GROUP HOLDINGS, INC.

            (Exact name of registrant as specified in its charter)

               Delaware                                        13-3082071
(State of incorporation or organization)             (I.R.S. Employer
                                                             Identification No.)

          Park Avenue Plaza
          55 East 52nd Street
          New York, New York                              10055
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                  each class is to be registered
-------------------                  ------------------------------

Common Stock, $.10 par value             The New York Stock Exchange
                                                  The Pacific Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:   None.


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Item 1.   Description of Registrant's Securities to be Registered.

         (a) Capital Stock. The 1,000,000 shares of Common stock, par value $.10 per share (the "Common Stock"), registered herein is issuable in connection with the Long Term Incentive Plan of the Surety Division of Reliance Insurance Company, a wholly-owned subsidiary of the Registrant. The description of the Common Stock under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (File No. 33-67376) is incorporated herein by reference.

Item 2.   Exhibits.

         The Common Stock is to be registered on exchanges which currently list securities of the Registrant. Accordingly, the following exhibits are to be filed with each copy of the Registration Statement filed with the Securities and Exchange Commission or with the exchanges on which the Common Stock is to be registered, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

Exhibit No. Item
----------------

3.1 The Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Registrant's Registration No. 2-77043).

3.2 Amendment to Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on July 22, 1986
                  (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 33-7493).

3.3               The Registrant's Amended and Restated By-Laws.

3.4 Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 33-53246).


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                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            RELIANCE GROUP HOLDINGS, INC.

Date:    December 28, 1998                  By: /s/ Albert A. Benchimol
                                                --------------------------------
                                                Name: Albert A. Benchimol
                                                Title: Senior Vice President--
                                                     Treasurer


                                      3

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                                 Exhibit Index
                                 -------------

Exhibit No. Item                                                            Page
----------------                                                            ----

3.1 The Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to Registration No. 2-77043).

3.2 Amendment to Exhibit 3.1 (incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-7493).

3.3               The Registrant's Amended and Restated By-Laws.

3.4 Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's
                  Registration Statement No. 33-53246).